Exhibit 77(q)(1)

                                    EXHIBITS

(a)(1) Form of Certificate of Amendment of the Registrant's Declaration of Trust
- filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Form N-1A Registration Statement on April 18, 2002 and incorporated herein by reference.

(a)(2) Form of Certificate of Amendment of Declaration of Trust and Redesignation of Series - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Form N-1A Registration Statement on April 18, 2002 and incorporated herein by reference.

(a)(3) Form of Certificate of Amendment of Declaration of Trust and Redesignation of Series - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Form N-1A Registration Statement on April 18, 2002 and incorporated herein by reference.

(b)(1) For each Portfolio specified in Item 77D above, the text of the investment policies complying with Rule 35d-1 is substantially the same as the description contained in Item 77D.

(b)(2) The text of the ING VP Convertible Portfolio's revised investment strategies appear in the Portfolio's prospectus filed with Post-Effective Amendment No. 21 on April 18, 2002 and is incorporated herein by reference.

(e) Form of Subadviser Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Form N-1A Registration Statement on April 18, 2002 and incorporated herein by reference.